Exhibit 99.1

Bentley Systems Announces First Quarter 2026 Results
EXTON, PA – May 7, 2026 – Bentley Systems, Incorporated (Nasdaq: BSY), the infrastructure engineering software company, today announced results for the quarter ended March 31, 2026.

First Quarter 2026 Results

•Total revenues were $424.2 million, up 14.5% or 11.9% on a constant currency basis, year-over-year;
•Subscriptions revenues were $392.5 million, up 14.7% or 12.2% on a constant currency basis, year-over-year;
•Annualized Recurring Revenues (“ARR”) were $1,494.5 million as of March 31, 2026, compared to $1,319.3 million as of March 31, 2025; Constant currency ARR growth rate was 11.5%;
•Last twelve-month recurring revenues dollar-based net retention rate was 109%, compared to 110% for the same period last year;
•Operating income margin was 29.8%, compared to 31.1% for the same period last year;
•Adjusted operating income less operating stock-based compensation expense (“AOI less Operating SBC”) margin was 33.2%, compared to 34.6% for the same period last year;
•Net income per diluted share was $0.30, compared to $0.28 for the same period last year;
•Adjusted net income per diluted share (“Adjusted EPS”) was $0.38, compared to $0.35 for the same period last year;
•Cash flows from operating activities were $193.4 million, compared to $219.4 million for the same period last year; and
•Free cash flow was $187.9 million, compared to $216.4 million for the same period last year.

Executive Chair Greg Bentley said, “Along with distinctively consistent and commendable performance as in 2026’s first quarter, BSY characteristically prioritizes the enhancement of future value. I am continually amazed by the pace and potential of our AI advancements, especially behind-the-scenes, across every front. Our most committed contingent of accounts are the world’s top design firms. BSY’s multi-faceted AI initiatives are shaped to enable each such firm to competitively accelerate, for its own economic advantage, an individualized AI strategy to leverage its proprietary investments in engineering knowledge and data.”

CEO Nicholas Cumins said, “We are pleased to report a strong start to 2026, reflecting both solid market fundamentals and strong execution by our team. The quarter was highlighted by the performance of our Resources business, which continues to be our fastest-growing sector, and by the steady demand from Public Works / Utilities. This gives us a solid foundation for the year.

“In parallel, we continue to execute on our AI initiatives across the portfolio, including instrumenting our engineering applications to support AI-driven workflows, paving the way for a new, long-term economic engine where Bentley Systems software is leveraged by AI agents at machine scale.”

CFO Werner Andre said, “Our first-quarter results mark a strong start to the year across every key financial metric, positioning us well within our full-year financial outlook. We delivered constant-currency ARR growth of 11.5% and constant-currency subscriptions revenue growth of 12%, along with robust profitability and cashflow.

“On the balance sheet, we repaid the 2026 convertible notes at maturity, and subsequent to quarter-end we closed on a $550 million Term Loan A under our credit facility’s ‘accordion’ feature. Along with lowering interest costs, this provides increased financial flexibility to support strategic priorities, including programmatic acquisitions and returning capital to shareholders through dividends and share repurchases. Our disciplined approach to capital allocation is evidenced by quarter-end net debt leverage under 2x.”

Recent Developments

On April 23, 2026, we amended our credit facility to provide for a new $550 million term loan, which matures on October 18, 2029, subject to a “springing” maturity date. As a result, the total borrowing capacity under the credit facility increased to $1.85 billion. We used the term loan borrowings to repay portions of revolving indebtedness outstanding under the credit facility.

Call Details

Bentley Systems will host a live Zoom video webinar on May 7, 2026 at 8:15 a.m. Eastern time to discuss results for its first quarter ended March 31, 2026.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://bentley-com.zoom.us/webinar/register/WN_l4PXoJPcTeGtUGu1Oxd1BA#/registration. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Non-GAAP Financial Measures

In this press release, we sometimes refer to financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these measures are considered non‑GAAP financial measures under the United States Securities and Exchange Commission (“SEC”) regulations. Those rules require the supplemental explanations and reconciliations that are in Bentley Systems’ Form 8‑K (Quarterly Earnings Release) furnished to the SEC.

During the first quarter of 2026, we changed our primary performance measure to AOI less Operating SBC from Adjusted operating income less stock‑based compensation expense (“AOI less SBC”), as management believes AOI less Operating SBC better captures the Company’s core business operating results. The nature of the change to AOI less Operating SBC reflects the inclusion of equity‑settled retention incentives provided to key employees of acquired companies within the adjustment for acquisition expenses, whereas such expenses were not previously included in the AOI less SBC acquisition expenses adjustment. Prior period amounts have been revised to conform to the current period presentation using the updated AOI less Operating SBC definition.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial condition, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: adverse changes in global economic and/or political conditions; the impact of tariffs and related policies on our business and the businesses of the industries we serve; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; failure to effectively manage succession; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; the impact of changing or uncertain interest rates on us and on the industries we serve; our ability to integrate acquired businesses successfully; and our ability to identify and consummate future investments and/or acquisitions on terms satisfactory to us or at all.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Form 10‑Qs, which are on file with the SEC. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Around the world, infrastructure professionals rely on software from Bentley Systems to help them design, build, and operate better and more resilient infrastructure for transportation, water, energy, cities, and more. Founded in 1984 by engineers for engineers, Bentley is the partner of choice for engineering firms and owner-operators worldwide, with software that spans engineering disciplines, industry sectors, and all phases of the infrastructure lifecycle. Through our digital twin solutions, we help infrastructure professionals unlock the value of their data to transform project delivery and asset performance.

© 2026 Bentley Systems, Incorporated. Bentley and the Bentley logo are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

For more information, contact:
Investors: Eric Boyer, IR@bentley.com

BENTLEY SYSTEMS, INCORPORATED
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$105,159	$123,278
Accounts receivable	344,098	350,299
Allowance for credit losses	(8,081)	(7,609)
Prepaid income taxes	16,770	19,805
Prepaid and other current assets	60,283	53,260
Total current assets	518,229	539,033
Property and equipment, net	36,791	36,031
Operating lease right-of-use assets	45,717	31,141
Intangible assets, net	180,719	193,018
Goodwill	2,474,746	2,482,154
Investments	27,878	27,920
Deferred income taxes	163,011	170,368
Other assets	76,624	75,502
Total assets	$3,523,715	$3,555,167
Liabilities and Equity
Current liabilities:
Accounts payable	$21,269	$26,952
Accruals and other current liabilities	170,655	173,255
Cloud Services Subscription deposits	525,718	463,312
Deferred revenues	265,981	278,244
Operating lease liabilities	13,312	13,669
Income taxes payable	9,931	4,778
Current portion of long-term debt	—	—
Total current liabilities	1,006,866	960,210
Long-term debt	1,115,269	1,248,912
Deferred compensation plan liabilities	105,209	106,831
Long-term operating lease liabilities	36,982	22,150
Deferred revenues	18,438	18,410
Deferred income taxes	4,657	4,368
Other liabilities	10,406	4,794
Total liabilities	2,297,827	2,365,675
Equity:
Common stock	3,036	3,024
Additional paid-in capital	1,325,977	1,301,205
Accumulated other comprehensive loss	(80,727)	(74,558)
Accumulated deficit	(22,439)	(40,258)
Total Bentley Systems stockholders’ equity	1,225,847	1,189,413
Noncontrolling interest	41	79
Total equity	1,225,888	1,189,492
Total liabilities and equity	$3,523,715	$3,555,167

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenues:
Subscriptions	$392,484	$342,318
Perpetual licenses	9,057	10,792
Subscriptions and licenses	401,541	353,110
Services	22,640	17,432
Total revenues	424,181	370,542
Cost of revenues:
Cost of subscriptions and licenses	53,098	46,498
Cost of services	20,676	19,161
Total cost of revenues	73,774	65,659
Gross profit	350,407	304,883
Operating expense (income):
Research and development	83,005	72,450
Selling and marketing	75,272	63,059
General and administrative	58,509	47,228
Deferred compensation plan	(1,074)	(1,246)
Amortization of purchased intangibles	8,435	8,208
Total operating expenses	224,147	189,699
Income from operations	126,260	115,184
Interest expense, net	(8,200)	(3,808)
Other income, net	497	449
Income before income taxes	118,557	111,825
Provision for income taxes	(23,155)	(20,488)
Equity in net (losses) income of investees, net of tax	(53)	1
Net income	95,349	91,338
Less: Net income (loss) attributable to noncontrolling interest	(37)	(30)
Net income attributable to Bentley Systems	$95,386	$91,368

Net income per share attributable to Bentley Systems stockholders:
Basic	$0.31	$0.29
Diluted	$0.30	$0.28
Weighted average shares:
Basic	312,593,358	315,130,071
Diluted	321,836,470	333,441,006

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net income	$95,349	$91,338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,141	15,640
Deferred income taxes	8,207	(1,216)
Stock-based compensation expense	20,192	17,402
Deferred compensation plan	(1,074)	(1,246)
Amortization of deferred debt issuance costs	1,135	1,894
Change in fair value of derivative	(76)	4,372
Foreign currency remeasurement loss (gain)	180	(25)
Other	665	175
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	4,886	14,346
Prepaid and other assets	(5,251)	2,942
Accounts payable, accruals, and other liabilities	(11,056)	(8,356)
Cloud Services Subscription deposits	65,852	74,489
Deferred revenues	(9,994)	(6,538)
Income taxes payable, net of prepaid income taxes	8,252	14,198
Net cash provided by operating activities	193,408	219,415
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(5,551)	(3,044)
Net cash used in investing activities	(5,551)	(3,044)
Cash flows from financing activities:
Proceeds from credit facility	820,537	122,249
Repayments of credit facility	(277,126)	(257,565)
Repayment of convertible senior notes	(677,830)	(9,797)
Payments of dividends	(21,225)	(21,198)
Proceeds from stock purchases under employee stock purchase plan	5,500	5,312
Payments for shares acquired including shares withheld for taxes	(14,226)	(9,436)
Repurchases of Class B common stock under approved program	(40,021)	(30,014)
Other	(50)	(359)
Net cash used in financing activities	(204,441)	(200,808)
Effect of exchange rate changes on cash and cash equivalents	(1,535)	4,065
(Decrease) increase in cash and cash equivalents	(18,119)	19,628
Cash and cash equivalents, beginning of period	123,278	64,009
Cash and cash equivalents, end of period	$105,159	$83,637

BENTLEY SYSTEMS, INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

Reconciliation of operating income to AOI less Operating SBC and to Adjusted operating income:

	Three Months Ended
	March 31,
	2026	2025
Operating income	$126,260	$115,184
Amortization of purchased intangibles	12,057	11,444
Deferred compensation plan	(1,074)	(1,246)
Acquisition expenses(1)	3,680	2,926
AOI less Operating SBC	140,923	128,308
Operating stock-based compensation expense	17,972	15,217
Adjusted operating income	$158,895	$143,525

(1)During the first quarter of 2026, we changed our primary performance measure to AOI less Operating SBC from AOI less SBC. Prior period amount has been revised to conform to the current period presentation using the updated AOI less Operating SBC definition. Refer to the section titled “Non‑GAAP Financial Measures” for details.

Reconciliation of net income attributable to Bentley Systems to Adjusted net income:

	Three Months Ended
	March 31,
	2026		2025
	$	EPS(1)	$	EPS(1)
Net income attributable to Bentley Systems	$95,386	$0.30	$91,368	$0.28
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles	12,057	0.04	11,444	0.03
Operating stock-based compensation expense	17,972	0.06	15,217	0.05
Deferred compensation plan	(1,074)	—	(1,246)	—
Acquisition expenses(3)	3,680	0.01	2,926	0.01
Other income, net	(497)	—	(449)	—
Total non-GAAP adjustments, prior to income taxes	32,138	0.10	27,892	0.08
Income tax effect of non-GAAP adjustments	(4,970)	(0.02)	(4,682)	(0.01)
Equity in net losses (income) of investees, net of tax	53	—	(1)	—
Adjusted net income(2)	$122,607	$0.38	$114,577	$0.35

Adjusted diluted weighted average shares	321,836,470		333,441,006

(1)Adjusted EPS was computed independently for each reconciling item presented; therefore, the sum of Adjusted EPS for each line item may not equal total Adjusted EPS due to rounding.
(2)Adjusted EPS numerator includes $1,009 and $1,569 for the three months ended March 31, 2026 and 2025, respectively, related to interest expense, net of tax, attributable to the convertible senior notes using the if‑converted method.
(3)During the first quarter of 2026, we changed our primary performance measure to AOI less Operating SBC from AOI less SBC. Prior period amounts have been revised to conform to the current period presentation using the updated AOI less Operating SBC definition. Refer to the section titled “Non‑GAAP Financial Measures” for details.

Reconciliation of cash flows from operating activities to free cash flow:

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities	$193,408	$219,415
Purchases of property and equipment and investment in capitalized software	(5,551)	(3,044)
Free cash flow	$187,857	$216,371

Reconciliation of cash flows from operating activities to Adjusted EBITDA:

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities	$193,408	$219,415
Cash interest	7,365	2,150
Cash taxes	6,587	7,963
Cash deferred compensation plan distributions	587	526
Cash acquisition expenses	697	1,727
Changes in operating assets and liabilities	(43,749)	(81,775)
Other(1)	(1,529)	(1,864)
Adjusted EBITDA	$163,366	$148,142

(1) Includes receipts related to interest rate swap.

Reconciliation of total revenues and subscriptions revenues to total revenues and subscriptions revenues in constant currency:

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
	Actual	Impact of Foreign Exchange at 2025 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2025 Rates	Constant Currency
Total revenues	$424,181	$(9,288)	$414,893	$370,542	$67	$370,609
Subscriptions revenues	$392,484	$(8,373)	$384,111	$342,318	$59	$342,377